UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2007 (February 1, 2007)

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 1, 2007, Beasley Broadcast Group, Inc. (the “Company”) completed the acquisition from NextMedia Group, Inc. of all of the assets used or useful in the operation of radio station WJBR-FM in Wilmington, Delaware for $42.0 million.

The transaction is structured as a “reverse” like-kind exchange in which the Company assigned its rights under the Asset Purchase Agreement to a qualified intermediary in accordance with Section 1031 of the Internal Revenue Code. No assurance can be given, however, that the transaction will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code or that the Company will achieve any tax-savings as a result of this structure.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION.

The Company funded the acquisition of WJBR-FM with $42.0 million in borrowings under the revolving credit portion of its senior credit facility, a description of which is included in the Company’s periodic report on Form 10-Q for the nine months ended September 30, 2006, which is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

The information set forth in Items 2.01 and 2.03 is incorporated by reference into this Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: February 7, 2007	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer